UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2026

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware				001-33530	20-5952523
(State or other jurisdiction of incorporation)				(Commission File Number)	(IRS Employer Identification Number)
5501 Headquarters Drive	,	Ste 300W
Plano	,	TX	75024	(469)	573-6755
(Address of principal executive offices, including Zip Code)				(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The New York Stock Exchange
NYSE Texas
Depositary Shares (each representing a 1/1000th interest in a share of 5.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	GRBK PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

In order to provide additional context regarding the impact of the conclusions described in Item 4.02 of the Current Report on Form 8-K, which was filed on April 29, 2026 by Green Brick Partners Inc. (the “Company”), the Company is providing the following preliminary results that it expects to report in its restated consolidated statements of income for the years ended December 31, 2023, 2024 and 2025 and the condensed consolidated statements of income for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025. The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to restate the affected financial statements and related disclosures (the “Form 10-K/A”).

The Company has determined that residential units revenue in prior periods had been incorrectly reported on a gross basis and excluded closing cost incentives offered to homebuyers, including interest-rate buy-downs, which had previously been included in cost of residential units. As a result of this change, reported residential units revenue and average sales price for each of the affected periods will be reduced, while reported homebuilding cost of revenues will decrease and gross margin will increase. The restatement does not impact reported gross profit, operating income, net income, earnings per share, cash flow, stockholders’ equity, debt covenant compliance, or the underlying economics of the Company’s business.

The estimated financial results for the relevant periods included in this Current Report are preliminary, unaudited and subject to completion, and may change as a result of management’s continued review. Such results are subject to the finalization of quarterly and year-end financial and accounting procedures. As a result, these financial results may materially differ from the actual results when they are completed and are included in the Form 10-K/A.

Full Year Impact of Restatement ($ in thousands)	2024 Full Year	2023 Full Year	Change	2025 Full Year	2024 Full Year	Change
Residential unit revenue (as reported)	$2,070,136	$1,769,255	$300,881	$2,091,477	$2,070,136	$21,341
Adjustment for closing cost incentives	(37,468)	(28,400)	(9,068)	(58,477)	(37,468)	(21,009)
Residential unit revenue (restated)	$2,032,668	$1,740,855	$291,813	$2,033,000	$2,032,668	$332

Cost of residential units (as reported)	$1,370,888	$1,223,079	$147,809	$1,453,183	$1,370,888	$82,295
Adjustment for closing cost incentives	(37,468)	(28,400)	(9,068)	(58,477)	(37,468)	(21,009)
Cost of residential units (restated)	$1,333,420	$1,194,679	$138,741	$1,394,706	$1,333,420	$61,286

Residential units gross profit $ (unchanged)	$699,248	$546,176	$153,072	$638,294	$699,248	$(60,954)
Gross margin as a % of residential unit revenue (as reported)	33.8%	30.9%	2.9%	30.5%	33.8%	(3.3)%
Adjustment for closing cost incentives	0.6%	0.5%	0.1%	0.9%	0.6%	0.3%
Gross Margin as a % of residential unit revenue (restated)	34.4%	31.4%	3.0%	31.4%	34.4%	(3.0)%

Quarter Impact of Restatement ($ in thousands)	Q1 2025	Q1 2024	Change	Q2 2025	Q2 2024	Change
Residential unit revenue (as reported)	$495,317	$443,284	$52,033	$547,109	$547,138	$(29)
Adjustment for closing cost incentives	(13,168)	(8,163)	(5,005)	(14,584)	(8,124)	(6,460)
Residential unit revenue (restated)	$482,149	$435,121	$47,028	$532,525	$539,014	$(6,489)

Cost of residential units (as reported)	$340,621	$295,313	$45,308	$380,656	$358,183	$22,473
Adjustment for closing cost incentives	(13,168)	(8,163)	(5,005)	(14,584)	(8,124)	(6,460)
Cost of residential units (restated)	$327,453	$287,150	$40,303	$366,072	$350,059	$16,013

Residential units gross profit $ (unchanged)	$154,696	$147,971	$6,725	$166,453	$188,955	$(22,502)
Gross margin as a % of residential unit revenue (as reported)	31.2%	33.4%	(2.1)%	30.4%	34.5%	(4.1)%
Adjustment for closing cost incentives	0.9%	0.6%	0.2%	0.8%	0.5%	0.3%
Gross Margin as a % of residential unit revenue (restated)	32.1%	34.0%	(1.9)%	31.3%	35.1%	(3.8)%

Quarter Impact of Restatement ($ in thousands)	Q3 2025	Q3 2024	Change	Q4 2025	Q4 2024	Change
Residential unit revenue (as reported)	$499,091	$522,859	$(23,768)	$549,960	$556,855	$(6,895)
Adjustment for closing cost incentives	(14,875)	(9,331)	(5,544)	(15,850)	(11,850)	(4,000)
Residential unit revenue (restated)	$484,216	$513,528	$(29,312)	$534,111	$545,005	$(10,894)

Cost of residential units (as reported)	$343,629	$351,666	$(8,037)	$388,277	$365,726	$22,551
Adjustment for closing cost incentives	(14,875)	(9,331)	(5,544)	(15,850)	(11,850)	(4,000)
Cost of residential units (restated)	$328,754	$342,335	$(13,581)	$372,428	$353,876	$18,552

Residential units gross profit $ (unchanged)	$155,462	$171,193	$(15,731)	$161,683	$191,129	$(29,446)
Gross margin as a % of residential unit revenue (as reported)	31.1%	32.7%	(1.6)%	29.4%	34.3%	(4.9)%
Adjustment for closing cost incentives	1.0%	0.6%	0.4%	0.9%	0.7%	0.1%
Gross Margin as a % of residential unit revenue (restated)	32.1%	33.3%	(1.2)%	30.3%	35.1%	(4.8)%

The information under this Item 7.01 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Jeffery D. Cox
Name:	Jeffery D. Cox
Title:	Chief Financial Officer

Date:    April 29, 2026